Exhibit 99.2

Index to Unaudited Pro Forma
Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet at June 30, 2003	F-1
Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the Year Ended December 31, 2002	F-2
Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the Six Months Ended June 30, 2003	F-3
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-4

Zix Corporation
(A Development Stage Company)
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
June 30, 2003
(In thousands)

	ZixCorp	Pro Forma		Pro Forma
	Historical	Adjustments		Combined

ASSETS
Cash and cash equivalents	$7,697	$1,000	(2)	$8,697
Marketable securities	5,254	—		5,254
Receivables, net	460	384	(2)	844
Other current assets	664	202	(2)	866

Total current assets	14,075	1,586		15,661
Property and equipment, net	3,171	113	(2)	3,284
Intercompany investment	—	7,459	(1)	—
		(7,459	)(2)
Intangible assets	—	2,711	(2)	2,711
Goodwill	—	4,312	(2)	4,312

	$17,246	$8,722		$25,968

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$2,350	$126	(1)	$2,963
		487	(2)
Deferred revenues	3,092	776	(2)	3,868

Total current liabilities	5,442	1,389		6,831
Convertible promissory note payable	—	1,000	(1)	1,000
Convertible preferred stock:
Series A convertible preferred stock	2,118	—		2,118
Series B convertible preferred stock	3,271	—		3,271

	5,389	—		5,389
Stockholders’ equity:
Preferred stock	—	—		—
Common stock	251	17	(1)	268
Additional capital	204,194	6,316	(1)	210,510
Unearned stock-based compensation	(213)	—		(213)
Treasury stock, at cost	(11,507)	—		(11,507)
Accumulated deficit	(186,310)	—		(186,310)

Total stockholders’ equity	6,415	6,333		12,748

	$17,246	$8,722		$25,968

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Zix Corporation
(A Development Stage Company)
Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations
For the Year Ended December 31, 2002
(In thousands, except per share data)

	ZixCorp	Elron	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined

Revenues	$1,672	$8,289	$(1,023	)(5)	$8,938
Cost of revenues	(8,999)	(841)	(236	)(3)	(10,903)
			(827	)(6)
Research and development expenses	(6,180)	(4,313)	—		(10,493)
Selling, general and administrative expenses	(19,335)	(11,320)	(553	)(3)	(29,367)
			827	(6)
			1,014	(7)
Investment and other income	319	—	—		319
Interest expense	(2,141)	(381)	(57	)(4)	(2,204)
			375	(8)
Realized gain on investment	96	—	—		96

Loss from continuing operations before income taxes	(34,568)	(8,566)	(480)		(43,614)
Income taxes	269	—	—		269

Loss from continuing operations	$(34,299)	$(8,566)	$(480)		$(43,345)

Basic and diluted loss per common share from continuing operations	$(2.07)				$(2.35)

Weighted average shares used in computing basic and diluted loss per share	18,129				19,838

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Zix Corporation
(A Development Stage Company)
Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations
For the Six Months Ended June 30, 2003
(In thousands, except per share data)

	ZixCorp	Elron	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined

Revenues	$1,653	$3,765	$(114	)(5)	$5,304
Cost of revenues	(3,614)	(366)	(118	)(3)	(4,594)
			(496	)(6)
Research and development expenses	(2,423)	(1,638)	—		(4,061)
Selling, general and administrative expenses	(9,055)	(5,023)	(277	)(3)	(13,351)
			496	(6)
			508	(7)
Investment and other income	71	—	—		71
Interest expense	—	(191)	(23	)(4)	(28)
			186	(8)
Realized gain on investment	530	—	—		530

Loss from continuing operations before income taxes	(12,838)	(3,453)	162		(16,129)
Income taxes	(48)	—	—		(48)

Loss from continuing operations	$(12,886)	$(3,453)	$162		$(16,177)

Basic and diluted loss per common share from continuing operations	$(0.66)				$(0.76)

Weighted average shares used in computing basic and diluted loss per share	20,862				22,571

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Zix Corporation
(A Development Stage Company)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note A. General

     On September 2, 2003, Zix Corporation (the “Company”) acquired substantially all of the operating assets and the business of Elron Software, Inc. (“Elron Software”), a majority-owned subsidiary of Elron Electronic Industries Ltd. (Nasdaq: ELRN) based in Massachusetts. The consideration for the acquisition consisted of 1,709,402 shares of the Company’s common stock and a 5.75% convertible promissory note for $1,000,000, which is due in 12 monthly installments beginning September 2004. The note may be prepaid by the Company at any time without penalty or converted at the holder’s option into the Company’s common stock at a conversion price of $3.86 per share, subject to certain adjustments. The results of operations of Elron Software are included in the Company’s results of operations from the date of acquisition.

     The components of the aggregate cost of the acquisition are as follows:

Fair market value of 1,709,402 shares of the Company’s common stock	$6,333,335
Fair market value of the 5.75% $1,000,000 convertible promissory note payable	1,000,000
Transaction costs	126,400

Total acquisition cost	$7,459,735

     The fair market value of the Company’s common stock for financial accounting purposes was calculated using the five day average of the closing prices on the date of the acquisition and the two trading days before and after such date, discounted by $333,000 to account for certain contractual sale restrictions.

     The cost of the acquisition of Elron Software has been allocated to the assets and liabilities acquired with the remainder recorded as goodwill, based on estimates of fair value as follows:

Cash	$1,000,000
Receivables and prepaid expenses	586,583
Accounts payable and accrued liabilities	(487,035)
Deferred revenues	(776,000)

Working capital	323,548
Property and equipment	112,722
Developed technology	943,000
Customer contracts and relationships	1,336,000
Trademarks and trade names	432,000
Goodwill	4,312,465

$7,459,735

     The value of the acquired developed technology, customer contracts and relationships and trademarks and trade names was determined by discounting the estimated projected net cash flows to be generated from the related assets. The rate used to discount the net cash flows to present value was 20%. Developed technology and trademarks and trade names are being amortized to income on a straight-line basis over three years from the acquisition date. Customer contracts and relationships are being amortized to income on a straight-line basis over four years from the acquisition date.

     The accompanying unaudited pro forma balance sheet information is presented for illustrative purposes assuming the acquisition had occurred on June 30, 2003. The accompanying unaudited pro forma statement of operations data is presented for illustrative purposes assuming the acquisition had occurred as of January 1, 2002 and is not necessarily indicative of the results of operations that would have been reported if the combination had been completed as of that date, or of results of operations that may occur in the future.

Note B. Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

     The accompanying unaudited pro forma condensed combined consolidated balance sheet assumes the acquisition occurred as of June 30, 2003 and reflects the following pro forma adjustments:

(1)	To record the cost of the acquisition of Elron Software, including the issuance of 1,709,402 shares of the Company’s common stock, issuance of a 5.75% $1,000,000 convertible promissory note and transaction costs.

(2)	To record the allocation of the purchase price for the acquisition to the assets and liabilities acquired as follows:

Working capital	$323,548
Property and equipment	112,722
Developed technology	943,000
Customer contracts and relationships	1,336,000
Trademarks and trade names	432,000
Goodwill	4,312,465

$7,459,735

Note C. Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations

     The accompanying unaudited pro forma condensed combined consolidated statements of operations have been prepared assuming the acquisition occurred as of January 1, 2002 and reflects the following pro forma adjustments:

(3)	To record the amortization of intangible assets resulting from the allocation of the cost of the acquisition. The acquired intangible assets are being amortized on a straight-line basis over periods of three to four years.

(4)	To record interest expense on the 5.75% $1,000,000 convertible promissory note.

(5)	To reduce the amount of historical revenues recognized by Elron Software as a result of recording deferred revenues at their estimated fair value.

(6)	To reclassify the historical expenses incurred for technical product support by Elron Software to conform with the classification of comparable expenses incurred by the Company.

(7)	To eliminate the historical expenses of Elron Software for amortization of intangible assets.

(8)	To eliminate the historical interest expense on the long-term debt of Elron Software that was excluded from the liabilities assumed by the Company.

Note D. Unaudited Pro Forma Combined Basic and Diluted Loss Per Common Share Data

     The unaudited pro forma combined basic and diluted loss per common share is computed by dividing the pro forma loss from continuing operations applicable to common stock by the pro forma weighted average number of common shares outstanding. The two presentations are equal in amounts because the assumed exercise of common stock equivalents would be anti-dilutive, because a pro forma loss from continuing operations is reported for each period presented. In calculating the pro forma basic and diluted loss per common share, the combined pro forma loss from continuing operations have been increased by $3,181,000 and $967,000 for 2002 and the six-month period ended June 30, 2003, respectively, representing the preferred stock dividends associated with the Company’s Series A and B convertible preferred stocks.